July 24, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC, 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated July 18, 2006 of Galaxy Nutritional Foods, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contain therein.

                                        Yours truly,

                                        /s/ Cross, Fernandez & Riley, LLP

                                        Cross, Fernandez & Riley, LLP